 Exhibit 5.2

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

September 23, 2014

Sigma Labs, Inc.

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the filing by Sigma Labs, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), including the at-the-market offering prospectus dated September 23, 2014 (the “Prospectus”). The Prospectus relates to the offer and sale by the Company of up to $25,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the offer and sale of the Shares. For purposes of this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus and such other documents, records, certificates and other instruments as we have deemed necessary or appropriate.

The opinion expressed below is limited to the laws of the Nevada General Corporation Law (including applicable rules and regulations promulgated under the Nevada General Corporation Law and applicable reported judicial decisions interpreting the Nevada General Corporation Law).

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and paid for as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sigma Labs, Inc.

September 23, 2014

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement remains effective.

Very truly yours,

/s/ TROYGOULD PC

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